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                                                                   Exhibit 99.11

[US Bank Logo]


Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107-2292

                     NOTICE TO HOLDERS OF NOTES ISSUED BY:

                          DVI RECEIVABLES VIII L.L.C.
                          DVI RECEIVABLES X L.L.C.
                          DVI RECEIVABLES XI L.L.C.
                          DVI RECEIVABLES XII L.L.C.
                          DVI RECEIVABLES XIV L.L.C.
                          DVI RECEIVABLES XVII L.L.C.
                          DVI RECEIVABLES XVIII L.L.C.
                          DVI RECEIVABLES XIX L.L.C.

                        *CUSIPs: see attached Schedule A

     U.S. Bank National Association serves as Trustee (the "Trustee") for Notes issued by the above referenced entities in connection with securitization transactions, pursuant to the terms of certain Indentures by and between the applicable special purpose vehicle set forth above and the Trustee. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the relevant Indenture or the Appendix associated therewith.

     As reported earlier, on August 25, 2003, DVI, Inc. ("DVI"), DVI Financial Services, Inc. ("DVIFS") and DVI Business Credit Corporation filed voluntary petitions seeking protection under Chapter 11 of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The cases were assigned to the Honorable Judge Mary F. Walrath and were assigned case numbers 03-12656, 03-12657 and 03-12658 respectively.

     DVIFS acts as Servicer for each of the securitization transactions under the terms of certain Contribution and Servicing Agreements (the "Servicing Agreements"). As reported earlier, the Trustee interprets the Indentures to provide that the filing of a bankruptcy petition by DVI constitutes an Amortization Event under the terms of the respective Indentures. If this interpretation is correct, the payment waterfall in section 3.04(b) of the Indentures changes from the payment waterfall that has been employed in the past. The Debtors dispute this interpretation and assert that such a provision constitutes an ipso facto clause unenforceable in a bankruptcy proceeding, notwithstanding the fact that the Debtors are not a party to the Indenture. Further, the Debtors advise that they will not make any Servicer Advances until the issue with respect to the Amortization Event is resolved. The Trustee may consult with holders of Notes with Voting Rights to determine the position of such holders with respect to the Amortization Event, and whether such holders are willing to waive any applicable Amortization Event.

_____________________

* U.S. Bank is not responsible for selection or use of CUSIP. It is included solely for holder convenience.



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   The Trustee received from DVIFS Monthly Servicing Reports for the September
Payment Dates. These reports were prepared by DVIFS as if no Amortization Event has occurred and, therefore, the payments reflected therein are not consistent with the Trustee's current interpretation of the Indenture. The Trustee has not yet received the Monthly Servicing Reports for the October Payment Dates.

   NOTWITHSTANDING THE ISSUES THAT HAVE ARISEN WITH RESPECT TO THE MONTHLY SERVICING REPORTS, THE TRUSTEE WILL MAKE PAYMENTS ON OCTOBER 14, 2003 OF INTEREST DUE ON THE NOTES AND WITH RESPECT TO ANY SWAP ARRANGEMENTS, IN ALL CASES, BASED UPON THE PRINCIPAL AMOUNT OF SUCH NOTES AS SET FORTH IN THE AUGUST 2003 MONTHLY SERVICING REPORT. THE TRUSTEE ANTICIPATES THAT THE SEPTEMBER AND OCTOBER DISTRIBUTIONS WILL BE SUPPLEMENTED ONCE THE ISSUES SURROUNDING THE MONTHLY SERVICING REPORTS ARE RESOLVED.

   The Trustee is looking into issues with respect to the quality of servicing that is being provided by DVIFS. Specifically, the Trustee is looking into delinquency rates that are currently being experienced in the portfolios, the resources DVIFS has available for servicing, the collection practices that DVIFS is currently employing and certain collection practices employed with respect to "small ticket" equipment by one of DVIFS' divisions.

   The Trustee also reports that the Debtors filed a Notice with the Bankruptcy Court advising that the Debtors did not accept a winning bid at the October 8, 2003 auction for any of the assets offered for sale. As a result, the hearing set for October 15, 2003 to approve a sale has been cancelled. A copy of this Notice is attached hereto.

   The Trustee may conclude that a specific response to particular inquiries from individual holders is not consistent with equal and full dissemination of information to all holders. Holders should not rely on the Trustee as their sole source of information. The Trustee makes no recommendations and gives no investment advice.

   Please direct any questions regarding this notice to Timothy Pillar by phone at (651) 495-3958, or by U.S. mail at the above address. Holders with other questions may contact U.S. Bank either at (800) 934-6802, option #5; or, at www.usbank.com/corp_trust/bondholder_contact.html.


U.S. BANK NATIONAL ASSOCIATION,                                  OCTOBER 9, 2003
AS TRUSTEE





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                                   SCHEDULE A

23334PAE3      23335GAC6
23334PAF0      23335GAD4
23334PAG8      23335GAE2
23334PAH6      23335GAF9
23334PAJ2      23335GAG7
23334NAD0      23335GAH5
23334NAE8      23335HAC4
23334NAF5      23335HAD2
23334NAG3      23335HAE0
23334NAH1      23335HAF7
23335AAD7      23335HAG5
23335AAE5      23335HAH3
23335AAF2      23335LAB7
23335AAG0      23335LAC5
23335AAH8      23335LAD3
23334YAD6      23335LAE1
23334YAE4      23335LAF8
23334YAF1      23335LAH4
23334YAG9      23335LAK7
23334YAH7      23335LAM3
23334XAC0
23334XAD8
23334XAE6
23334XAF3
23334XAG1
23334XAH9
23335NAA5
23335NAB3
23335NAC1
23335NAD9
23335NAE7
23335NAF4
23335NAH0
23335NAJ6
23335NAK3
23335NAL1
23335NAM9
23335NAN7



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